UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 24, 2013

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On April 24, 2013, The Jones Group Inc. (the "Company") issued a press release announcing preliminary GAAP and adjusted results of operations for the fiscal quarter ended April 6, 2013 and providing second fiscal quarter and full year 2013 guidance.

A copy of the press release is attached as Exhibit 99.1 to this report.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release attached as Exhibit 99.1 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement the Company's consolidated financial statements presented in accordance with GAAP, it is presenting non-GAAP information regarding the effect on earnings per share from costs related to, among other things:

  severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations;

  the amortization of certain acquired intangible assets from the acquisitions of KG Group Holdings Limited ("Kurt Geiger") and the fair value adjustment of the contingent consideration payable for the Stuart Weitzman Holdings, LLC ("Stuart Weitzman") and Moda Nicola International, LLC ("Robert Rodriguez") acquisitions;

  investment consulting fees, legal fees, accounting fees and other items related to the acquisitions and other business development activities;

  severance and restricted stock amortization related to executive management changes;

  present value accruals and adjustments for liabilities related to leases on properties currently not in use; and

  severance, occupancy, and other costs related to the exit from certain product lines or restructuring of corporate and business support functions and other charges not considered by management to be part of ongoing operations.

These non-GAAP measures are provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of the Company's core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures of adjusted net income and adjusted diluted earnings per share included in the attached press release have been reconciled to the equivalent GAAP measure.

Item 8.01 Other Events.

In its April 24, 2013 press release, the Company also announced a strategic plan of actions designed to improve profitability. In furtherance of the Company's commitment to improving its direct-to-consumer business, achieving operational excellence and enhancing profitability through strong cost discipline and careful inventory planning, the plan will reset the domestic retail business through the reduction of underperforming stores and will streamline certain wholesale divisions and the supply chain.  The actions to improve profitability include:

  Closing approximately 170 underperforming domestic retail stores by mid-2014. This plan is already underway and includes the 50 store closings announced in the fourth quarter of 2012. Upon completion, the Company expects to operate a smaller and more productive chain of domestic stores, with outlet stores comprising a significantly higher percentage of the overall retail portfolio.

  Continuing critical assessment of individual store profitability on an ongoing basis, including consideration of converting certain stores to brands that offer the greatest opportunity for revenue growth and profitability.

  Optimizing the wholesale channel, with a focus on sportswear, through a more streamlined structure to support a brand-focused organization, including the consolidation of certain production, design and selling divisions, and consolidation of distribution and supply chain facilities.

  Reducing domestic retail staff by approximately 18% and corporate, support and supply chain staff by approximately 2%, for a total headcount reduction of approximately 8% upon completion. Retail staff reductions and termination notifications began in April 2013 and will continue through the first half of 2014.

These actions are expected to generate approximately $40 million in annualized pre-tax savings and reduction of operating losses by mid-2014, with the benefit to fiscal 2013 expected to total approximately $11 million. Savings will be generated through the reduction of the Company's workforce and other selling, general and administrative expenses to reflect the Company's smaller domestic retail footprint and more streamlined operations.

The Company expects to incur costs of approximately $40 million to $60 million over the next 15 months to achieve the plan. The costs to be incurred relate primarily to severance, store closures and non-cash asset write-downs (approximately $6 million).

A copy of the press release is attached as Exhibit 99.1 to this report.

Forward Looking Statements

This report includes, and incorporates by reference, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company's products and the resulting impact on consumer acceptance of the Company's products at higher price points;
  the Company's ability to successfully implement new operational and financial information systems;
  the Company's ability to secure and protect trademarks and other intellectual property rights;
  the effects of extreme or unseasonable weather conditions; and
  the Company's ability to implement its strategic initiatives to enhance profitability.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant dated April 24, 2013.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ John T. McClain John T. McClain Chief Financial Officer

 Date: April 24, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated April 24, 2013.

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